Exhibit 99.1
INNOVATIV SYSTEMS DESIGN, INC.
AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

INNOVATIV SYSTEMS DESIGN, INC. AND SUBSIDIARIES

Table of Contents

Report of Independent Certified Public Accountants
Board of Directors
Innovativ Systems Design, Inc. and Subsidiaries
We have audited the accompanying consolidated balance sheets of Innovativ Systems Design, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, and cash flows for each of the three years in the period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Innovativ Systems Design, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the consolidated results of its operations and its consolidated cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.
/s/ GRANT THORNTON LLP
Edison, New Jersey
September 4, 2007

INNOVATIV SYSTEMS DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31
(In thousands)	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$11,298	$4,437
Accounts receivable, net of allowance of $255 and $50 in 2006 and 2005, respectively	47,989	45,793
Inventories	936	1,959
Prepaid expenses and other current assets	322	182

Total current assets	60,545	52,371
Property, plant and equipment
Computer equipment	1,307	1,046
Furniture and fixtures	796	587
Software	208	119
Leasehold improvements	481	177

Total property, plant, and equipment	2,792	1,929
Less: accumulated depreciation	(1,337)	(887)

Net property, plant, and equipment	1,455	1,042
Other long-term assets	487	467
Assets of discontinued operations	66	1,734

Total assets	$62,553	$55,614

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,060	$23,786
Accrued liabilities	2,169	3,631
Deferred income	1,401	2,776

Total current liabilities	39,630	30,193
Long term liabilities	1,440	1,288
Liabilities of discontinued operations	332	1,815
Stockholders’ equity
Receivable from stockholders	—	(297)
Capital Stock	1	1
Retained earnings	21,150	22,614

Total stockholders’ equity	21,151	22,318

Total liabilities and stockholders’ equity	$62,553	$55,614

See accompanying notes to the consolidated financial statements.

INNOVATIV SYSTEMS DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS

	Year ended December 31
(In thousands)	2006	2005	2004
Net sales	$234,642	$254,839	$151,202
Cost of goods sold	182,304	200,509	113,603

Gross profit	52,338	54,330	37,599
Operating expenses	25,695	18,192	15,916

Operating income	26,643	36,138	21,683
Other income (expenses)
Interest income	335	122	42
Interest expense	(68)	(84)	(100)
Equity in losses of unconsolidated subsidiary	—	—	(1,056)
Write off of note receivable	—	—	(1,305)
Other expense	(234)	(160)	(25)

Income before taxes	26,676	36,016	19,239
Income tax expense	(209)	(357)	(208)

Income from continuing operations	26,467	35,659	19,031
Loss from discontinued operations, net of taxes of $75, $135, and $58, in 2006, 2005, and 2004, respectively	(9,489)	(13,472)	(5,329)

Net income	$16,978	$22,187	$13,702

See accompanying notes to the consolidated financial statements.

INNOVATIV SYSTEMS DESIGN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31
(In thousands)	2006	2005	2004
Operating activities:
Net income	$16,978	$22,187	$13,702
Add: Loss from discontinued operations	9,489	13,472	5,329

Income from continuing operations	26,467	35,659	19,031
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	587	415	218
Loss on disposal of property and equipment	18	23	—
Write-off of investment	—	250	250
Changes in working capital:
Accounts receivable	(2,196)	(9,069)	2,318
Inventory	921	10,858	(12,625)
Accounts payable	12,274	(17,420)	17,806
Accrued liabilities	(1,462)	(1,173)	1,012
Unearned income	(1,375)	875	(2,433)
Prepaid expenses and other current assets	(140)	(157)	13
Other	133	(196)	(328)

Total Adjustments	8,760	(15,594)	6,231
Net cash provided by operating activities	35,227	20,065	25,262

Investing Activities:
Purchase of property and equipment	(916)	(784)	(384)

Net cash used for investing activities	(916)	(784)	(384)

Financing activities:
Loans made to stockholders	—	—	(220)
Collection of loans receivable from stockholders	297	110	325
Dividend payments	(18,442)	(7,663)	(22,785)

Net cash used for financing activities	(18,145)	(7,553)	(22,680)

Cash flows provided by continuing operations	16,166	11,728	2,198
Cash flows of discontinued operations:
Operating cash flows	(8,932)	(12,061)	(4,433)
Investing cash flows	(373)	(951)	(1,274)

Net increase (decrease) in cash and cash equivalents	6,861	(1,284)	(3,509)
Cash and cash equivalents at beginning of year	4,437	5,721	9,230

Cash and cash equivalents at end of year	$11,298	$4,437	$5,721

See accompanying notes to the consolidated financial statements.

INNOVATIV SYSTEMS DESIGN, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDTED FINANCIAL STATEMENTS
(Table amounts in thousands)
1. Operations and Summary of Significant Accounting Policies
Operations
Innovativ Systems Design, Inc. and its subsidiaries (the “Company” or “Innovativ”) are an integrator and value-added reseller of servers, enterprise storage management products and professional services. Headquartered in Edison, New Jersey, Innovativ operates throughout the United States of America.
Significant Accounting Policies
Following is a description of the most significant accounting policies used by the Company to prepare the consolidated financial statements.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and all of its wholly-owned and majority-owned subsidiaries. Inter-company transactions and balances have been eliminated in consolidation. Unless otherwise indicated, amounts in the notes to the consolidated financial statements refer to continuing operations.
Following is a description of the Company’s wholly-owned and majority-owned subsidiaries:
Wild Empire, LLC
Wild Empire, LLC (“Wild Empire”) was organized as a Colorado Limited Liability Company in June 2004 by the Company and, at that time, a minority owner. Wild Empire was established to create and to acquire content to provide unique interactive experiences using a variety of technology and digital formats. The Company initially owned 63.5% of Wild Empire. However, in 2005, the Company acquired the minority member’s 36.5% interest resulting in 100% ownership of Wild Empire. As more fully described in Note 2 below, subsequent to acquiring the minority member’s interest in Wild Empire, the Company discontinued the operations of Wild Empire in 2005.
Clique Communications, LLC
Clique Communications, LLC (“Clique”) was organized as a New Jersey Limited Liability Company in April 2004 as a successor entity to Net Gen Video, LLC, whose net assets were acquired by Clique. The Company owned 100% of Clique. Clique was organized to continue the development of proprietary software to produce a commercially viable video communication system. Its activities have been limited to research and development, developing markets, and recruiting and training personnel. In 2006, the Company distributed, as a dividend, pro rata to each of the Company’s shareholders all of the Company’s ownership in Clique. The distribution was equal to the carrying value of the net assets of Clique at the time of distribution. The distribution of the units of Clique to the Company’s shareholders has been treated as a disposal of a component of an entity. See Note 2 for a discussion of the discontinued operations.

Verifichi LLC
Verifichi LLC (“Verifichi”) was formed as a New Jersey Limited Liability Company in December 2004. The Company owned 100% of Verifichi. Verifichi was organized to develop and sell software technologies, products, and services to both the Company and third-party businesses. In 2006, the Company distributed, as a dividend, pro rata to each of the Company’s shareholders all of the Company’s ownership in Verifichi. The distribution was equal to the carrying value of the net assets of Verifichi at the time of distribution. The distribution of the units of Verifichi to the Company’s shareholders has been treated as a disposal of a component of an entity. See Note 2 for a discussion of the discontinued operations.
Use of Estimates
Preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.
Revenue Recognition
The Company derives revenue from three primary sources: hardware, remarketed software, and services—both proprietary and third-party. Revenue is recorded in the period in which the goods are delivered or services are rendered and when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The Company reduces revenue for discounts, estimated customer returns and other allowances.
Regarding hardware sales, revenue is generally recognized when the product is shipped to the customer and when there are not unfulfilled obligations that affect the customer’s final acceptance of the arrangement. Regarding remarketed software sales, revenue is generally recognized when the software is delivered, as software sales generally do not require significant production, modification, or customization at the time of delivery (physically or electronically) to the customer. For software delivered electronically, delivery is considered to have occurred when the customer either takes possession of the software via downloading or has been provided with the requisite codes that allow for immediate access to the software. Regarding sales of services, the Company offers proprietary and third-party services to its customers. Proprietary services generally are as follows: consulting, installation and integration. Revenue relating to proprietary services is recognized when the service is performed. In addition to proprietary services, the Company offers third-party service contracts to its customers. In such instances, the supplier is the primary obligor in the transaction and the Company bears credit risk in the event of nonpayment by the customer. Since the Company is acting as an agent or broker with respect to such sales transactions, the Company reports revenue only in the amount of the “commission” (equal to the selling price less the cost of sale) received rather than reporting revenue in the full amount of the selling price with separate reporting of the cost of sale.
Shipping and Handling Costs
The Company records the amount of shipping and handling costs billed to customers as revenue. The cost incurred for shipping and handling has been included in cost of sales.

Advertising Costs
Advertising costs are charged to operations when incurred. The total amount of advertising costs charged to expense was $0.1 million in 2006, $0.4 million in 2005 and $0.4 million in 2004.
Defined Contribution Benefit Plan
The Company maintains an affiliated group qualified 401(k) profit sharing plan that covers substantially all full time employees of the Company who have completed 30 days of service. The Company funds matching contributions into the plan equal to 50 percent of the employee’s salary deferral, not to exceed 3 percent of compensation. Total Company matching contributions, net of forfeitures were $0.3 million in 2006, $0.2 million in 2005 and $0.2 million in 2004.
Income Taxes
The Company has elected under the Internal Revenue Code to be a non-taxpaying entity for federal and state income tax purposes. In lieu of income taxes, the owners are taxed on their proportionate share of the Company’s taxable income. Accordingly, no provision for federal income taxes has been made in the consolidated financial statements. Provision has been made for state income taxes, where applicable.
Cash and cash equivalents
The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company also maintains cash balances in money market funds. Such balances are not insured. The money market fund balance was $10.9 million and $3.2 million as of December 31, 2006 and 2005, respectively.
In connection with the severance arrangement discussed under Note 3 below, the Company has placed monies in escrow as security against the obligations due under the severance arrangement. Such amounts have been classified as “restricted cash” included in other long-term assets in the accompanying consolidated balance sheet.
Accounts Receivable
Accounts receivable are carried at their estimated collectible amounts, less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an appropriate allowance for doubtful accounts based on past credit history, write-offs and collections. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest, although a finance charge may be applied to such receivables that are past due. The Company performs ongoing credit evaluations of its customers’ financial condition and does not normally require collateral to support such receivables.
Approximately 50%, 57%, and 75% of the Company’s gross revenues in 2006, 2005, and 2004, respectively, were derived from the Company’s four largest customers. Approximately 51% and 42% of the Company’s trade accounts receivable at December 31, 2006 and 2005, respectively, was made up of individual customer balances that exceeded 10% of aggregate trade accounts receivable.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash, accounts receivable, and accounts payable. The carrying amounts of these financial instruments approximate fair value due to the short-term nature of these instruments.
Inventories
Inventories are generally comprised of computer hardware held for resale and are reported at the lower of cost determined by specific identification or market.
Long-Lived Assets
Property, plant and equipment are recorded at cost. Major renewals and improvements are capitalized. Minor replacements, maintenance, repairs and reengineering costs are expensed as incurred. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized. Depreciation and amortization are provided in amounts sufficient to amortize the cost of the assets over their estimated useful lives using the straight-line method. The estimated useful lives for depreciation and amortization are as follows: computer equipment and software – 3 to 7 years; office furniture and equipment – 5 to 7 years; and leasehold improvements – over the shorter of the economic life or the lease term. The Company evaluates the recoverability of its long-lived assets whenever changes in circumstances or events may indicate that the carrying amounts may not be recoverable. An impairment loss is recognized in the event the carrying value of the assets exceeds the future undiscounted cash flows attributable to such assets.
Stockholders’ Equity
The following table summarizes the changes in each caption of stockholders’ equity presented in the consolidated balance sheet:

	Receivable from		Retained
	Stockholders	Capital Stock	Earnings	Total
Balance at December 31, 2003	$(500)	$1	$17,173	$16,674
Net income			13,702	13,702
Distributions to stockholders			(22,785)	(22,785)
Loans made to stockholders	(220)			(220)
Collection of loans receivable from stockholders	325			325

Balance at December 31, 2004	(395)	1	8,090	7,696
Net income			22,187	22,187
Distributions to stockholders			(7,663)	(7,663)
Loans made to stockholders	(12)			(12)
Collection of loans receivable from stockholders	110			110

Balance at December 31, 2005	(297)	1	22,614	22,318
Net income			16,978	16,978
Distributions to stockholders			(18,442)	(18,442)
Loans made to stockholders
Collection of loans receivable from stockholders	297			297

Balance at December 31, 2006	$—	$1	$21,150	$21,151

Vendor Incentives
The Company participates in certain programs provided by its suppliers that enable it to earn volume incentives. The amounts earned under these programs are recorded as a reduction of cost of sales when earned and classified as a reduction of accounts payable in the accompanying consolidated balance sheet.
Concentration of Supplier Risk
The Company’s vendor purchases were predominantly from one supplier in 2006, 2005, and 2004. The supplier possesses a security interest in the Company’s equipment, inventory, and accounts receivable.
Supplemental Cash Flow Information
Cash paid for income taxes was $0.1 million, $44,000, and $0.3 million in 2006, 2005, and 2004, respectively.
Reclassification
Certain amounts in the prior periods’ consolidated balance sheet have been reclassified to conform to the current period’s presentation.
2. Discontinued Operations
The operating results of the discontinued operations described below have been classified as a component of discontinued operations in the accompanying consolidated financial statements for all periods presented.
Wild Empire, LLC
As discussed under Note 1, Wild Empire became a wholly-owned subsidiary in 2005. Due to lack of revenue generated by Wild Empire, in late 2005 the Company discontinued its operations. Property and equipment, including production equipment, with a net carrying value of $0.1 million was written-off in connection with the discontinuance of Wild Empire’s operations. Additionally, exit costs of $0.5 million relating to operating lease commitments were recognized with the discontinuance of Wild Empire’s operations. Both costs have been classified as a component of discontinued operations in the accompanying consolidated income statement.
The results of discontinued operations in the accompanying consolidated financial statements include the following relating to Wild Empire:

	2006	2005	2004
Net sales	$—	$813	$—
Pre-tax income (loss)	206	(3,098)	(1,855)
Included in the accompanying consolidated balance sheets are total assets of $0.1 million and $0.2 million in 2006 and 2005, respectively, and total liabilities of $0.3 million and $0.9 million in 2006 and 2005, respectively, relating to Wild Empire. Such amounts have been classified as a component of assets and liabilities of discontinued operations. The assets are principally made up of amounts receivable at each year-end. The liabilities are principally made up of an accrual for the payment of ongoing operating lease commitments.

Clique Communications, LLC
During 2006, the Company distributed, as a dividend, its ownership of Clique to the shareholders of the Company. The net assets of Clique were considered disposed as of the dividend date. Accordingly, the results of operations and financial position of Clique have been classified as a component of discontinued operations in the accompanying consolidated financial statements for all periods presented.
The results of discontinued operations in the accompanying consolidated financial statements include the following relating to Clique:

	2006	2005	2004
Net sales	$119	$59	$171
Pre-tax loss	(6,894)	(7,206)	(3,532)
Included in the accompanying consolidated balance sheet for 2005 are total assets of $1.4 million and total liabilities of $0.4 million relating to Clique. Such amounts have been classified as a component of assets and liabilities of discontinued operations. No assets or liabilities remained at December 31, 2006. The assets were principally made up of current assets and fixed assets. The liabilities were principally made up of accounts payable.
Verifichi LLC
During 2006, the Company distributed, as a dividend, its ownership of Verifichi to the shareholders of the Company. The net assets of Verifichi were considered disposed as of the dividend date. Accordingly, the results of operations and financial position of Verifichi have been classified as a component of discontinued operations in the accompanying consolidated financial statements for all periods presented.
The results of discontinued operations in the accompanying consolidated financial statements include the following relating to Verifichi:

	2006	2005
Net sales	$139	$1,466
Pre-tax loss	(2,876)	(3,303)
Included in the accompanying consolidated balance sheet for 2005 are total assets of $0.3 million and total liabilities of $0.5 million relating to Verifichi. Such amounts have been classified as a component of assets and liabilities of discontinued operations. No assets or liabilities remained at December 31, 2006. The assets were principally made up of accounts receivable. The liabilities were principally made up of deferred revenue.
3. Severance Obligation
In 2006, the Company entered into a $0.5 million severance obligation with a former employee in settlement of involuntary termination of employment.
In 2003, the Company entered into a severance obligation with two former employees in settlement of compensation due to the employees. Under the severance agreement, the Company was obligated to pay $4.0 million to the former employees, of which $1.2 million was paid upon execution of the severance agreement. The remaining $2.8 million was being paid in 14 equal semi-annual installments without interest commencing October 15, 2003 with the final payment due April 15, 2010. The present value of the remaining severance obligation (after payment of the $1.2 million upon execution of the severance agreement) was initially recognized as a liability by the Company using a four percent discount rate.
Following is a reconciliation of the beginning and ending balance of the severance obligation:

	2006	2005
Beginning of year	$1,620	$1,936
Additions	500	—
Accretion expense	68	84
Payments	(400)	(400)

End of year	$1,788	$1,620

In 2006, $1.4 million of the remaining severance obligation was classified as a long term liability and $0.4 million was classified as an accrued liability in the accompanying consolidated balance sheet. In 2005, $1.3 million of the remaining severance obligation was classified as a long term liability and $0.3 million was classified as an accrued liability in the accompanying consolidated balance sheet.
The Company placed $0.4 million, plus interest, in escrow as security against its future obligations under the severance agreement. The amount held in escrow is classified as restricted cash included in other long-term assets in the accompanying consolidated balance sheets. The interest earned on monies held in escrow is classified as interest income in the accompanying consolidated income statement.
On June 29, 2007, the Company paid the remaining severance liability of $1.3 million as a result of the merger with Agilysys, Inc. Severance payments of $0.5 million were made during the normal course of business in the first half of 2007.
4. Investment Losses
The Company invested in a note receivable with a privately held unaffiliated company in 2004 for $1.3 million, which was deemed uncollectible and written off during the year. The Company also invested in a minority interest share of preferred stock with a privately held unaffiliated company in 2004, which discontinued operations in 2005, and the investment was deemed worthless. As a result, the Company recognized an investment loss of $0.3 million in 2005 for the write-off of its investment, which was classified within “other expenses” in the accompanying consolidated income statement.
5. Leases
The Company leases offices in New Jersey, Illinois, Colorado, and Florida pursuant to operating lease agreements expiring in various years from 2007 to 2010.
Future minimum lease payments for all leases as of December 31, 2006 are as follows:

Year ended December 31:	Amount
2007	$448
2008	369
2009	246
2010	1

Total minimum future rental payments	$1,064

Rental expense for all non-cancelable operating leases amounted to $0.7 million, $0.5 million, and $0.4 million for 2006, 2005, and 2004, respectively.
6. Related Party Transactions
The Company engaged in the following related party transactions during the periods presented:
2006
With Stockholders
During 2006, the Company collected principal of $0.3 million and interest of $4,200 on unsecured notes from its stockholders. There were no amounts receivable from stockholders at December 31, 2006.
With Innovative Technology Distributors, LLC (“ITD”)
ITD is wholly-owned by family members of certain stockholders owning 57 percent of the Company.
During 2006, the Company sold products totaling $0.4 million to ITD with a cost of $0.4 million, resulting in a gross margin of zero. The Company also charged ITD $36,400 (at cost) for general and administrative purposes that were incurred on behalf of ITD.
With Coordinated Systems and Services Corporation (“CSSC”)
During 2006, the Company charged CSSC $25,000 (at cost) for general and administrative purposes that were incurred on behalf of CSSC. Additionally, the Company was charged $0.1 million (at cost) for general and administrative purposes that were incurred by CSSC on behalf of Innovativ.
2005
With Stockholders
During 2005, the Company collected principal of $0.1 million and interest of $12,400 on unsecured notes from its stockholders, resulting in a receivable from related parties of $0.3 million, which was classified as a reduction of equity.
With Innovative Technology Distributors, LLC (“ITD”)
ITD is wholly-owned by family members of certain stockholders owning 57 percent of the Company.
During 2005, the Company sold products totaling $10.8 million to ITD with a cost of $10.8 million, resulting in a gross margin of zero. The Company also charged ITD $0.1 million (at cost) for general and administrative purposes that were incurred on behalf of ITD.
With Coordinated Systems and Services Corporation (“CSSC”)
A stockholder owning 19 percent of the Company owns 50 percent of CSSC.

During 2005, the Company charged CSSC $0.2 million (at cost) for general and administrative purposes that were incurred on behalf of CSSC. Additionally, the Company was charged $0.2 million (at cost) for general and administrative purposes that were incurred by CSSC on behalf of Innovativ.
2004
With Stockholders
During 2004, the Company loaned additional unsecured non-interest bearing funds of $0.2 million and collected $0.3 million in funds, resulting in a receivable from related parties of $0.4 million, which was classified as a reduction of equity. The loans were converted into unsecured notes bearing interest at 4 percent per year.
With Net Gen Video, LLC
During 2004, the Company invested capital of $1.4 million. The Company also received a liquidating distribution of $0.4 million, all of which was contributed as part of the initial capital investment into Clique.
7. Agreement and Plan of Merger with Agilysys, Inc.
On May 25, 2007, the Company signed an Agreement and Plan of Merger with Agilysys, Inc. Under the Agreement, Agilysys, Inc. acquired all of the outstanding shares of the Company for $100 million. In addition, Agilysys, Inc. will pay an earn-out of two dollars for every dollar of EBITDA greater than $50 million in cumulative EBITDA over the first two years after closing. The earn-out will be limited to a maximum payout of $90 million. The transaction closed on July 2, 2007.
In connection with the Agreement and Plan of Merger with Agilysys, Inc., the Company’s Amended and Restated Shareholders’ Agreement dated November 2005 was terminated.